Exhibit 10.01

                    ACKNOWLEDGEMENT OF AMENDMENT TO TERMS
                       AND CONDITIONS OF EMPLOYMENT OF
                               JAMES J. HOWARD


      WHEREAS, Northern States Power Company, a Minnesota corporation ("NSP") and James J. Howard ("Howard") are parties to an agreement, effective February 1, 1987, relating to the employment of Howard by NSP ("Agreement"); and

      WHEREAS, on August 24, 1994, the Corporate Management Committee ("Committee") of NSP's Board of Directors ("Board") concluded that the manner in which Howard's pension benefits under the Agreement coordinate with the benefits he earned from Ameritech tends to discourage Howard from working past age 60; and

      WHEREAS, the Committee recommended to the Board that it amend Howard's contract to eliminate this disincentive to Howard's continued employment and bring the agreement more in line with the parties' original intention; and

      WHEREAS, the Board approved the amendment proposed by the Committee; and

      WHEREAS, a written acknowledgement of the Board's action on August 24, 1994, is deemed necessary and advisable:

      NOW, THEREFORE, Howard and the undersigned officer of NSP acknowledge that the Board, with Howard's consent, has amended the final sentence of Paragraph 13 of the Agreement to read as follows:

      "If Howard works past age 60, NSP will determine his combined benefits from the Northern States Power Company Pension Plan and supplemental NSP payments, as though he had completed 30 years of service; provided, however, that those combined benefits shall be reduced by the excess, if any, of the annual retirement benefits of $151,296 he earned from Ameritech over the annual retirement benefit that the Pension Plan's actuaries reasonably estimate is equivalent to the accumulated value, at the time Howard's pension benefit payments begin, of the monthly benefit payments he would have received prior to that time if monthly benefit payments had commenced at the end of the month following the month he attained age 60."

      IN WITNESS WHEREOF, the parties have executed this acknowledgement this 12th day of May, 1995.


                                    NORTHERN STATES POWER COMPANY



(James J. Howard)                   By    (Cynthia L. Lesher)
James J. Howard                           Cynthia L. Lesher
                                          Vice President, Human Resources